Exhibit 4.2

EXECUTION COPY

AMENDMENT NO. 1 TO INDENTURE

This Amendment No. 1 to Indenture, dated as of June 30, 2016 (this “Amendment”) is by and among NRZ ADVANCE RECEIVABLES TRUST 2015-ON1, as issuer (the “Issuer”), DEUTSCHE BANK NATIONAL TRUST COMPANY (“Deutsche Bank”), as indenture trustee (in such capacity, the “Indenture Trustee”), calculation agent (in such capacity, the “Calculation Agent”), paying agent (in such capacity, the “Paying Agent”), and securities intermediary (in such capacity, the “Securities Intermediary”), OCWEN LOAN SERVICING, LLC, as a Subservicer (on and after the respective MSR Transfer Dates) and as Servicer (prior to the respective MSR Transfer Dates) (“OLS”), HLSS HOLDINGS, LLC, as administrator and as servicer (on and after the respective MSR Transfer Dates) (“HLSS”), and CREDIT SUISSE AG, NEW YORK BRANCH (“Credit Suisse”), as administrative agent (in such capacity, the “Administrative Agent”).

RECITALS

WHEREAS, the Issuer, the Indenture Trustee, the Calculation Agent, the Paying Agent, the Securities Intermediary, OLS, HLSS, the Administrative Agent and the other “Administrative Agents” from time to time parties thereto are parties to that certain Indenture dated as of August 28, 2015 (as amended, restated, supplemented, or otherwise modified from time to time the “Indenture”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Indenture.

WHEREAS, pursuant to Section 12.1(a)(iii) of the Indenture, the Issuer, Indenture Trustee, OLS, HLSS and the Administrative Agent may amend the Indenture for the purpose of, inter alia, curing any ambiguity or correcting or supplementing any provision in the Indenture which may be inconsistent with any other provision therein (a) with the consent of the Derivative Counterparty, if any, (b) with prior notice to each Note Rating Agency and (c) upon delivery of (i) an Issuer Tax Opinion, (ii) an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by the Indenture and that all conditions precedent thereto have been satisfied (the “Authorization Opinion”) and (iii) an Officer’s Certificate to the effect that the Issuer reasonably believes that such amendment could not have a material Adverse Effect and that such amendment is not reasonably expected to have a material Adverse Effect on the Noteholders of the Notes at any time in the future.

WHEREAS, subject to the terms and conditions of this Amendment and pursuant to Section 12.1 of the Indenture, the Issuer, the Indenture Trustee, OLS, HLSS and the Administrative Agent have agreed, to amend the Indenture to reflect certain agreed upon revisions to the terms of the Indenture.

WHEREAS, notice of this Amendment has been provided to the Note Rating Agency and the sole Derivative Counterparty.

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

SECTION 1. Amendment to the Indenture. Effective as of the Amendment Effective Date (as defined below), Section 12.1(a)(xi) of the Indenture is hereby amended by deleting the words “the new issuance” and replacing such words with “such Potential Restructuring or Servicer Modification, as applicable,”.

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SECTION 2. Conditions to Effectiveness of this Amendment. This Amendment shall become effective on the date upon the latest to occur of the following (the “Amendment Effective Date”):

2.1 the execution and delivery of this Amendment by all parties hereto;

2.2 prior notice to the Note Rating Agency;

2.3 the execution and delivery of an Officer’s Certificate to the effect that (i) the Issuer reasonably believes that this Amendment will not have an Adverse Effect and (ii) this Amendment is not reasonably expected to have a material Adverse Effect on the Noteholders of the Notes at any time in the future;

2.4 delivery of the Authorization Opinion; and

2.5 delivery of the Issuer Tax Opinion.

SECTION 3. Effect of Amendment. Except as expressly amended and modified by this Amendment, all provisions of the Indenture shall remain in full force and effect and all such provisions shall apply equally to the terms and conditions set forth herein. As of the Amendment Effective Date, all references in the Indenture to “this Indenture,” “hereof,” “herein” or words of similar effect referring to such Indenture shall be deemed to be references to the Indenture as amended by this Amendment. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Indenture other than as set forth herein.

SECTION 4. Expenses. The Receivables Seller hereby agrees that in addition to any costs otherwise required to be paid pursuant to the Transaction Documents, the Receivables Seller shall be responsible for the payments of the reasonable and documented legal fees and out-of-pocket expenses of legal counsel to the Administrative Agent, the Noteholders, the Owner Trustee and the Indenture Trustee incurred in connection with the consummation of this Amendment and all other documents executed or delivered in connection therewith.

SECTION 5. Representations and Warranties. The Issuer hereby represents and warrants to the Indenture Trustee, the Noteholders, the Servicer, any Derivative Counterparty, any Supplemental Credit Enhancement Provider and any Liquidity Provider that it is in compliance with all the terms and provisions set forth in the Indenture on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 9.1 of the Indenture.

SECTION 6. Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 7. Recitals. The statements contained in the recitals to this Amendment shall be taken as the statements of the Issuer, and the Indenture Trustee (in each capacity) assumes no responsibility for their correctness. The Indenture Trustee makes no representation as to the validity or sufficiency of this Amendment (except as may be made with respect to the validity of its own obligations hereunder). In entering into this Amendment, the Indenture Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct of or affecting the liability of or affording protection to the Indenture Trustee.

SECTION 8. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile, e-mailed ..pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 9. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

SECTION 10. Owner Trustee. It is expressly understood and agreed by the parties hereto that (a) this Amendment is executed and delivered by Wilmington Trust, National Association, not individually or personally, but solely as Owner Trustee of the Issuer under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as a personal representation, undertaking and agreement by Wilmington Trust, National Association but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust, National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) Wilmington Trust, National Association has made no investigation as to the accuracy or completeness of any representations or warranties made by the Issuer in this Amendment and (e) under no circumstances shall Wilmington Trust, National Association be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Amendment or the other Transaction Documents.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the date first above written.

NRZ ADVANCE RECEIVABLES TRUST 2015-ON1, as Issuer

By:	Wilmington Trust, National Association, not in its individual capacity but solely as Owner Trustee

By:	/s/ Beverly D. Capers
Name:	Beverly D. Capers
Title:	Assistant Vice President

Signature page to

Amendment No. 1 to Indenture (NRART)

OCWEN LOAN SERVICING, LLC

By:	/s/ Michael L. DelGiacco
Name:	Michael L. DelGiacco
Title:	Vice President and Treasurer

Signature page to

Amendment No. 1 to Indenture (NRART)

HLSS HOLDINGS, LLC

By:	/s/ Cameron MacDougall
Name:	Cameron MacDougall
Title:	Secretary

Signature page to

Amendment No. 1 to Indenture (NRART)

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Indenture Trustee, and not in its individual capacity

By:	/s/ Ronaldo Reyes
Name:	Ronaldo Reyes
Title:	Vice President

By:	/s/ Karlene Benvenuto
Name:	Karlene Benvenuto
Title:	Assistant Vice President

Signature page to

Amendment No. 1 to Indenture (NRART)

CREDIT SUISSE AG, NEW YORK BRANCH, as Administrative Agent

By:	/s/ Jason Muncy
Name:	Jason Muncy
Title:	Vice President

By:	/s/ Chris Fera
Name:	Chris Fera
Title:	Vice President

Signature page to

Amendment No. 1 to Indenture (NRART)

ACKNOWLEDGED AND AGREED TO:

CREDIT SUISSE INTERNATIONAL, as Derivative Counterparty

By:	/s/ Bik Kwan Chung
Name:	Bik Kwan Chung
Title:	Authorized Signatory

By:	/s/ Shul Wong
Name:	Shul Wong
Title:	Authorized Signatory

Signature page to

Amendment No. 1 to Indenture (NRART)